EXECUTION COPY

[CONSOL]
NINTH AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
THIS NINTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 23, 2013, is entered into among CNX FUNDING CORPORATION, (the “Seller”), CONSOL ENERGY INC. (“CONSOL Energy”), as the initial Servicer (in such capacity, the “Servicer”), the various Sub-Servicers listed on the signature pages hereto, the Conduit Purchasers listed on the signature pages hereto, the Purchaser Agents listed on the signature pages hereto, the LC Participants listed on the signature pages hereto, MARKET STREET FUNDING LLC (“Market Street”), as Assignor (as defined below) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (in such capacity, the “Administrator”), as LC Bank (in such capacity, the “LC Bank”) and as Assignee (as defined below).
RECITALS
1.Reference is made to that certain Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and among the Seller, the Servicer, the various Sub-Servicers, Conduit Purchasers, Purchaser Agents and LC Participants party thereto, the Administrator and the LC Bank;
2.    Concurrently herewith, certain of the parties hereto are entering into a Fee Letter, dated as of the date hereof (the “Fee Letter”);
3.    Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents;
4.    After giving effect to the assignment and assumption contemplated in Section 2 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Agreement and each of the other Assigned Documents; and
5.    The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1.Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
SECTION 2.    Assignment and Assumption.
(a)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Schedule I hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Agreement on the date hereof and (ii) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) Discount, fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.
(b)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).
(c)    Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.
(d)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above and (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein).
SECTION 3.    Joinder.
(a)    PNC as a Conduit Purchaser. From and after the date hereof, PNC shall be a Conduit Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduit Purchasers contained in the Agreement and the other Transaction Documents. It being understood and agreed that for purposes of the Agreement and each of the other Transaction Documents, PNC, as a Conduit Purchaser shall be deemed (i) not to have (A) a Liquidity Provider, (B) a Liquidity Agent or (C) a Program Support Provider and (ii) not to issue any Notes or have a commercial paper program. Any reference in the Agreement or any other Transaction Document referring to any Conduit Purchaser’s Liquidity Provider, Liquidity Agent, Program Support Provider, Notes or commercial paper program shall be deemed to apply to each Conduit Purchaser other than PNC. Each reference to the calculation of Discount with respect to PNC as a Conduit Purchaser shall be deemed to be a reference to the calculation of Discount by reference to the Alternative Rate rather than the CP Rate.
(b)    Appointment of PNC as Purchaser Agent of PNC’s Purchaser Group. PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Purchaser Agent for PNC’s Purchaser Group. From and after the date hereof, PNC shall be a Purchaser Agent party to the Agreement, for all purposes of the Agreement and the other Transaction Documents as if PNC were an original party to the Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Agreement and the other Transaction Documents.
(c)    Commitment. The Commitment of PNC under the Agreement as a Conduit Purchaser shall be $110,000,000 unless and until otherwise modified in accordance with the Agreement.
(d)    Notice Address. PNC’s address for notices under the Agreement in its capacity as a Conduit Purchaser and as a Purchaser Agent shall be the following:
Address: PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Robyn Reeher
Telephone: 412-768-3090
Facsimile: 412-762-9184
SECTION 4.    Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)    The preamble of the Agreement is hereby replaced in its entirety with the following:
This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of April 30, 2007, by and among CNX FUNDING CORPORATION, a Delaware corporation, as seller (the “Seller”), CONSOL ENERGY INC., a Delaware corporation (“CONSOL Energy”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CONSOL ENERGY SALES COMPANY, a Delaware corporation, CONSOL OF KENTUCKY INC., a Delaware corporation, CONSOL PENNSYLVANIA COAL COMPANY, a Delaware corporation, CONSOLIDATION COAL COMPANY, a Delaware corporation, ISLAND CREEK COAL COMPANY, a Delaware corporation, WINDSOR COAL COMPANY, a West Virginia corporation, MCELROY COAL COMPANY, a Delaware corporation, KEYSTONE COAL MINING CORPORATION, a Pennsylvania corporation, EIGHTY-FOUR MINING COMPANY, a Pennsylvania corporation, and CNX MARINE TERMINALS INC., a Delaware corporation (each a “Sub-Servicer” and collectively, the “Sub-Servicers”), the CONDUIT PURCHASERS PARTY HERETO (each, a “Conduit Purchaser”), the PURCHASER AGENTS PARTY HERETO (each, a “Purchaser Agent”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LC PARTICIPANTS (each together with their successors and permitted assigns in such capacity, an “LC Participant”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as Purchaser Agent for PNC, as a Conduit Purchaser, as administrator for the Conduit Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”) and each of the other members of each Purchaser Group party hereto or that become parties hereto by executing an Assumption Agreement or a Transfer Supplement.
(b)    Section 1.5 of the Agreement is hereby amended by replacing the term “Market Street” where it appears therein with the term “PNC”.
(c)    Section 1.7(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(d)    Section 1.7(e) of the Agreement is hereby amended by replacing the phrase “, Market Street or any of their Affiliates” where it appears therein with the phrase “or any of its Affiliates”.
(e)    Section 1.8(a)(ii)(B) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(f)    Section 1.8(b) of the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(g)    Section 1.9 of the Agreement is hereby replaced in its entirety with the following:
Section 1.9 Inability to Determine Euro-Rate or LMIR.
(a)    If the Administrator determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.
(b)    If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (A) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (B) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.
(h)    The notice information for PNC in its capacities as Administrator under the Agreement is hereby replaced in its entirety with the following:
Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

Attention:    Robyn Reeher
Telephone:    (412) 768-3090
Facsimile:    (412) 762-9184
(i)    The signature block as well as the notice information thereunder for Market Street set forth on signature page S-6 of the Agreement are hereby deleted in their entirety.
(j)    The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetic order:
“BNS Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by The Bank of Nova Scotia as its “reference rate.” Such “reference rate” is set by The Bank of Nova Scotia based upon various factors, including The Bank of Nova Scotia’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and
(b)    0.50% per annum above the latest Federal Funds Rate.
“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“PNC Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its “prime rate.” Such “prime rate” is set by PNC based upon various factors, including PNC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and
(b)    0.50% per annum above the latest Federal Funds Rate.
“Scheduled Commitment Termination Date” means March 28, 2014.
(a)    The definition of “Alternate Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (i) solely with respect to PNC, as a Purchaser, (a) the daily average LMIR for such Settlement Period or (b) if LMIR is unavailable as described in Section 1.9, the Base Rate for such Settlement Period or (ii) with respect to any Person other than PNC, (a) 1.75% per annum above the Euro-Rate for such Settlement Period; provided, however, that if (x) it shall become unlawful for any Purchaser or Program Support Provider to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Purchased Interest, or if such funds shall not be reasonably available to any Purchaser or Program Support Provider, or (y) there shall not be at least two Business Days prior to the commencement of an applicable Settlement Period to determine a Euro-Rate in accordance with its terms, then the “Alternate Rate” shall be equal to the Base Rate in effect for each day during the remainder of such Settlement Period or (b) if requested by the Seller the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.
(b)    The definition of “Base Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Base Rate” means, for any day, (i) in the case of PNC, the PNC Base Rate, (ii) in the case of Liberty Street Funding LLC or The Bank of Nova Scotia, the BNS Base Rate and (iii) in the case of each other Purchaser, the rate set forth as the Base Rate for such Purchaser in the related Fee Letter.
(c)    The definition of “Business Day” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.
(d)    The definition of “CP Rate” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“CP Rate” for any Settlement Period for any Portion of Capital means (i) in the case of Liberty Street Funding LLC, a rate calculated by the Purchaser Agent for Liberty Street Funding LLC equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of Liberty Street Funding LLC on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum, and (ii) in the case of each other Conduit Purchaser, the rate set forth as the CP Rate for such Conduit Purchaser in the related Fee Letter. Notwithstanding the foregoing, the “CP Rate” for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.
(e)    The definition of “ Facility Termination Date” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Facility Termination Date” means the earliest to occur of: (a) March 30, 2017, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the Scheduled Commitment Termination Date, and (e) any Conduit Purchaser or any Purchaser Agent shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody’s or Standard and Poor’s, and such failure shall continue for 30 days after such amendment is initially requested.
(f)    The defined term “Market Street” as well as the definition thereof set forth in Exhibit I to the Agreement are hereby deleted in their entirety.
(g)    The definition of “Notes” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Notes” means short-term promissory notes issued, or to be issued, by each Conduit Purchaser to fund its investments in accounts receivable or other financial assets; provided, however, that PNC, as a Conduit Purchaser, shall be deemed not to have any Notes for purposes of this Agreement or any other Transaction Document.
(h)    The definition of “Purchaser Group” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:
“Purchaser Group” means, (i) for each Conduit Purchaser, such Conduit Purchaser, its related Purchaser Agent and its related LC Participant and (ii) for PNC, PNC, as a Conduit Purchaser, a Purchaser Agent, an LC Participant and the LC Bank.
(i)    The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(j)    Annex B to the Agreement is hereby replaced in its entirety with Exhibit A attached hereto.
(k)    Annex C to the Agreement is hereby replaced in its entirety with Exhibit B attached hereto.
SECTION 5.    Representations and Warranties. Each of the Seller, CONSOL Energy and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents, the Purchasers and the Assignee as follows:
(a)    Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
SECTION 6.    Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
SECTION 7.    Effectiveness. This Amendment shall become effective as of the date (such date, the “Effective Date”) upon which each of the following conditions precedent have been satisfied: (a) receipt by the Administrator of each of the following, in each case, in form and substance reasonably satisfactory to the Administrator: (i) counterparts of this Amendment (whether by facsimile or otherwise), executed by each of the parties hereto, (ii) counterparts of the Fee Letter (whether by facsimile or otherwise), executed by each of the parties thereto and (iii) such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request and (b) receipt by the Assignor of the Payoff Amount in its entirety in accordance with Section 2 of this Amendment.
SECTION 8.    Further Assurances. Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 2 of this Amendment.
SECTION 9.    No Proceedings. Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 9 shall survive any termination of the Agreement.
SECTION 10.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 11.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
SECTION 12.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
SECTION 13.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNX FUNDING CORPORATION, as Seller By: /s/ Christopher C. Jones Name: Christopher C. Jones Title: Vice President and Secretary
CONSOL ENERGY INC., as initial Servicer By: /s/ John M. Reilly Name: John M. Reilly Title: Vice President and Treasurer

CNX MARINE TERMINALS INC.,
CONSOL ENERGY SALES COMPANY,
CONSOL OF KENTUCKY INC.,
CONSOL PENNSYLVANIA COAL COMPANY, LLC,
FOLA COAL COMPANY, L.L.C.,
LITTLE EAGLE COAL COMPANY, L.L.C.,
MON RIVER TOWING, INC., and
TERRY EAGLE COAL COMPANY, L.L.C.,
each as a Sub-Servicer
By: /s/ John M. Reilly
Name:    John M. Reilly
Title:    Treasurer
CONSOLIDATION COAL COMPANY,
EIGHTY-FOUR MINING COMPANY,
ISLAND CREEK COAL COMPANY,
KEYSTONE COAL MINING CORPORATION,
MCELROY COAL COMPANY, and
TWIN RIVERS TOWING COMPANY,
each as a Sub-Servicer
By: /s/ Steven T. Aspinall
Name:    Steven T. Aspinall
Title:    Treasurer

MARKET STREET FUNDING LLC,
as a Conduit Purchaser and as Assignor
By: /s/ Doris J. Hearn
Name:    Doris J. Hearn
Title:     Vice President
PNC BANK, NATIONAL ASSOCIATION,
as Administrator, as a Purchaser Agent
and as Assignee
By: /s/ Robyn A. Reeher
Name:    Robyn A. Reeher
Title:     Vice President
PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant
By: /s/ Robyn A. Reeher
Name:    Robyn A. Reeher
Title:     Vice President
LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser
By: /s/ Jill A. Russo
Name:    Jill A. Russo
Title:    Vice President
THE BANK OF NOVA SCOTIA,
as Purchaser Agent for
Liberty Street Funding LLC
By: /s/ Thane Rattew
Name:    Thane Rattew
Title:    Managing Director
THE BANK OF NOVA SCOTIA,
as an LC Participant
By: /s/ Thane Rattew
Name:    Thane Rattew
Title:    Managing Director

SCHEDULE I

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$695,173.00

Section 2.

Discount:	$0
Fees:	$0
Other Amounts:	$0
CP Costs and Other Costs:	$0

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	43000096
Account #:	1002422076
Account Name:	Market Street Funding LLC
Reference:	CNX Funding Corporation

EXHIBIT A

ANNEX B
to Receivables Purchase Agreement

FORM OF PURCHASE NOTICE
______________, [200_]

PNC Bank, National Association, as Administrator and a Purchaser Agent
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

The Bank of Nova Scotia, as a Purchaser Agent
One Liberty Plaza
New York, NY 10006

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007 (as heretofore amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among CNX Funding Corporation, as Seller, CONSOL Energy Inc., as Servicer, CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals, as the Sub-Servicers, the Conduit Purchasers party thereto, the Purchaser Agents party thereto, PNC Bank, National Association, as Administrator and as LC Bank and the LC Participants from time to time party thereto. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on ____________, [200_], for a purchase price of $______________ ($______________ of which represents the Capital funded by the Purchaser Group for which PNC is a member and $______________ of which represents the Capital funded by the Purchaser Group for which Liberty Street Funding LLC is a member). Subsequent to this purchase, the aggregate outstanding Capital will be $______________. Each Purchaser Group’s Share of such purchase and resulting aggregate Capital and LC Participation Amount is set forth on a schedule attached hereto.
Seller hereby represents and warrants as of the date hereof, and as of the date of purchase, as follows:

(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates;
(ii)    no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;
(iii)    after giving effect to the purchase proposed hereby, the Purchased Interest will not exceed 100% and the Capital plus the LC Participation Amount will not exceed the Purchase Limit; and
(iv)    the Facility Termination Date shall not have occurred.

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

CNX FUNDING CORPORATION
By:
Name:
Title:__________________________

EXHIBIT B

ANNEX C
to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE
_____________, _____

PNC Bank, National Association, as Administrator and a Purchaser Agent
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

The Bank of Nova Scotia, as a Purchaser Agent
One Liberty Plaza
New York, NY 10006

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007 (as heretofore amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among CNX Funding Corporation, as Seller, CONSOL Energy Inc., as Servicer, CONSOL Energy Sales Company, CONSOL of Kentucky Inc., CONSOL Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company and CNX Marine Terminals, as the Sub-Servicers, the Conduit Purchasers party thereto, the Purchaser Agents party thereto, PNC Bank, National Association, as Administrator and as the LC Bank and the LC Participants from time to time party thereto. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on _____________, _____ by the application of $_______________ ($_______________ of which shall be applied to the Capital funded by the Purchaser Group for which PNC is a member and $_______________ of which shall be applied to the Capital funded by the Purchaser Group for which Liberty Street Funding LLC is a member) in cash to pay Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of Capital. Subsequent to this paydown, the aggregate Capital will be $_______________. Each Purchaser Group’s Share of such reduction and resulting aggregate Capital is set forth on a schedule attached hereto.
IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written

CNX FUNDING CORPORATION

By:
Name:
Title:

707425525 09097997